Exhibit 1


                                    AGREEMENT

                  This will confirm the agreement by and among all the undersigned that the amendment to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of the Company is being filed, and all further amendments thereto will be filed, on behalf of each of the persons and entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  June 11, 1997

                                              /s/ Jerome Kalishman
                                              ------------------------------
                                              Jerome Kalishman


                                              /s/ Robert W. Affholder
                                              ------------------------------
                                              Robert W. Affholder


                                              /s/ Nancy F. Kalishman
                                              ------------------------------
                                              Nancy F. Kalishman



              Xanadu Investments, L.P.

              By: /s/ Jerome Kalishman
                  ------------------------
                  Jerome Kalishman